Exhibit 99.1

MeadWestvaco Corporation
Global Headquarters
501 South 5th Street
Richmond VA 23219-0501

+1 804.444.6397
www.mwv.com

PRESS RELEASE – FOR IMMEDIATE RELEASE

Media Relations	Investor Relations
Tucker McNeil tel: +1 804-444-6397 mediainquiries@mwv.com	Jason Thompson tel: +1 804-444-2556

MWV ANNOUNCES EXPECTED SECOND QUARTER RESULTS

FOR FOOD & BEVERAGE SEGMENT

RICHMOND, VA – June 17, 2013 – MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging and packaging solutions announced an expected second quarter 2013 segment profit range for the Food and Beverage business segment. The company now expects profit for the Food & Beverage segment to be between $45 and $50 million for the second quarter 2013. The decline in year-over-year performance largely resulted from unanticipated costs and lower productivity associated with a planned major maintenance outage and subsequent start-up issues at the Covington, VA, paperboard mill. Operational impacts related to the implementation of a new information system at the mill also negatively affected segment profits. The start-up issues associated with the outage have been addressed, and the mill is now operating at full capacity.

“While we predicted and communicated that the planned Covington outage would impact Food & Beverage segment results, the outage itself was protracted, and after completion we continued to experience unfavorable manufacturing variances,” said John A. Luke, Jr., chairman and chief executive officer of MWV. “The mill is back to running normally and volumes in June are strong. The operational challenges related to the new system are being remediated and are expected to have minimal impact moving forward.”

Luke continued, “Looking ahead, we continue to expect renewed earnings growth for MWV beginning in the third quarter of 2013 and earnings growth for the full year. Our growth strategies are gaining momentum, and we are seeing solid demand across our targeted markets.”

MWV will release its second quarter 2013 results on Tuesday, July 30, 2013, before the market opens.

About MWV

MeadWestvaco Corporation (NYSE:MWV) is a global packaging company providing innovative solutions to the world’s most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and agricultural industries. The company also produces specialty chemicals for the automotive, energy, and infrastructure industries and maximizes the value of its land holdings through forestry operations, property development and land sales. MWV’s network of 125 facilities and 16,000 employees spans North America, South America, Europe and Asia. The company has been recognized for financial performance and environmental stewardship with a place on the Dow Jones Sustainability World Index every year since 2005. Learn more at www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions; competitive pricing for the company’s products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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